EXHIBIT 3-3

                                    AMENDMENT
                                       TO
                                    INCREASE
                           AUTHORIZATION OF SHARES OF
                                  COMMON STOCK



                                                          FEDERAL IDENTIFICATION
                                                                   NO. 043402789
                                                                       ---------
BJ
--
Examiner
HG
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

N/A
---
Name
Approved

We,  Jonathan  Ricker  *President  /  *Vice  President,
     ----------------   ---------
and  Jonathan  Ricker  *  Clerk  /  *Assistant  Clerk,
     ----------------     -----
of                              Mass  Megawatts,  Inc.
   --------------------------------------------------------------------------
                           (Exact Name of Corporation)

located  at            11 Maple Avenue Shrewsbury, MA 01545.
           ------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify  that  these  Articles  of  Amendment  affecting  articles  numbered:

                                       III
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)


of  the Articles of Organization were duly adopted at a meeting held on June 14,
                                                                        -------
2000,  by  vote  of:
----

184,000  shares  of  Common                    of  184,000  shares  outstanding.
-------             --------------------------     -------
                  (type,  class  &  series,  if  any)

         shares  of  Common                    of        shares outstanding, and
-------             --------------------------   -------
                  (type,  class  &  series,  if  any)

         shares  of  Common                    of           shares  outstanding,
-------             --------------------------     -------
                  (type,  class  &  series,  if  any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or 2** being at least two-thirds of each type. class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


*Delete  the  inapplicable  words.       **Delete  the  inapplicable  clause.
1  For  amendments  adopted  pursuant  to  chapter  156B  Section  70.
2  For  amendments  adopted  pursuant  to  chapter  156B  Section  71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is dearly indicated.


To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The  total  presently  authorized  is:

  WITHOUT  PAR  VALUE  STOCKS              WITH  PAR  VALUE  STOCKS
----------------------------  ---------------------------------------
   TYPE     NUMBER  OF  SHARES     TYPE     NUMBER  OF  SHARES  PAR  VALUE
----------  ----------------  ----------  ----------------  ---------
Common:     200,00            Common:

Preferred:                    Preferred:

Change  the  total  authorized  to:

  WITHOUT PAR VALUE STOCKS              WITH  PAR  VALUE  STOCKS
----------------------------  ---------------------------------------
   TYPE     NUMBER OF SHARES     TYPE     NUMBER OF SHARES  PAR VALUE
----------  ----------------  ----------  ----------------  ---------
Common:     2,200,000         Common:

Preferred:                    Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later  effective  date:  6/15/2000.
                         ---------

SIGNED  UNDER  THE  PENALTIES  OF  PERJURY,  this  15  day  of  June,  2000,
                                                   --           -----  ----
Jonathan  Ricker,  *  President  /  *  Vice  President.
----------------   ------------
                ,  *  Clerk  /  *  Assistant  Clerk.
----------------   ------------

*  Delete  the  inapplicable  words.

                                     710305

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


================================================================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $2,000 having been paid, said articles are deemed to have been filed
            ------
with me  this  15th  day  of  June  2000.
               ----           ----  ----

Effective  date:  ________________________________________



                           /s/  WILLIAM  FRANCIS  GALVIN

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                              MASS Megawatts, Inc.
                              --------------------
                                 11 Maple Avenue
                                 ---------------
                              Shrewsbury, MA 01545
                              --------------------